UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

Synaptogenix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40458	46-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SNPX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2024, Synaptogenix, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors (i) in a registered direct offering an aggregate of 1,793 shares of the Company’s newly-designated Series C convertible preferred stock, par value $0.0001, with a stated value of $1,000 per share (the “Preferred Stock”), initially convertible into up to 448,250 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an initial conversion price of $4.00 per share (the “Registered Offering”), and (ii) in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offering”), an aggregate of 3,207 shares of the Company’s Preferred Stock (the “Unregistered Preferred Shares”), initially convertible into up to 801,750 shares of the Company’s Common Stock (the “Unregistered Conversion Shares”) as well as warrants (the “Warrants”) to acquire up to an aggregate of 1,250,000 shares of Common Stock. The shares of Common Stock issuable upon conversion of the Preferred Stock issued in the Registered Offering (the “Registered Preferred Shares” and together with the Unregistered Preferred Shares, the “Series C Preferred Shares”) are referred to as the “Registered Conversion Shares” and the Registered Conversion Shares and the Unregistered Conversion Shares are collectively referred to as the “Conversion Shares.”

The Registered Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-264325) that was filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022 and declared effective by the SEC on April 27, 2022, the prospectus contained therein and prospectus supplement related thereto to be filed with the SEC.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Unregistered Preferred Shares and the Warrants are being offered without any general solicitation by the Company or its representatives.

The closing of the Offering is expected to occur on September 12, 2024, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Offering are expected to be $5.0 million. The Company expects to use the net proceeds from the Offering for general corporate purposes, which may include research and development expenses, clinical trial expenses, capital expenditures and working capital.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

GP Nurmenkari Inc. is acting as the placement agent for the Offering (the “Placement Agent”).

In connection with the Offering, pursuant to an Engagement Letter (the “Engagement Letter”) between the Company and the Placement Agent, the Company has agreed to pay the Placement Agent (i) a cash fee equal to 7.0% of the gross proceeds from any sale of securities in the Offering and (ii) warrants to purchase shares of Common Stock equal to 3.0% of the number of shares of common stock that the Series C Preferred Shares are initially convertible into, with an exercise price of $4.00 per share and a five-year term.

Series C Preferred Shares

The terms of the Series C Preferred Shares are as set forth in the form of Certificate of Designations, attached as Exhibit 3.2 to this Current Report on Form 8-K (the “Certificate of Designations”), which will be filed with the Secretary of State for the State of Delaware prior to the closing of the Offering. The Series C Preferred Shares will be convertible into Conversion Shares at the election of the holder at any time at an initial conversion price of $4.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). The Company will be required to redeem the Series C Preferred Shares in equal quarterly installments, commencing on October 31, 2024. The amortization payments due upon such redemption are payable in cash at 107% of the applicable Installment Amount (as defined in the Certificate of Designations).

The holders of the Series C Preferred Shares will be entitled to dividends of 5% per annum, compounded quarterly, which will be payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Series C Preferred Shares will accrue dividends at the rate of 15% per annum. The holders of Series C Preferred Shares are entitled to vote with holders of the Common Stock as a single class on all matters that holders of Common Stock are entitled to vote upon, with the number of votes per Series C Preferred Share equal to the stated value of such Series C Preferred Share divided by the “Minimum Price” (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) immediately prior to the date of the Purchase Agreement.

Following the first anniversary of the initial issuance of the Series C Preferred Shares through the date that is ten calendar days thereafter, holders of Series C Preferred Shares may require the Company to redeem all or any portion of their Series C Preferred Shares in cash, pursuant to the terms set forth in the Certificate of Designation.

Notwithstanding the foregoing, the Company’s ability to settle conversions is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). The Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than December 31, 2024. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Certificate of Designations or Warrants.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Registration Rights Agreement (defined below) and the Company’s failure to pay any amounts due to the holders of the Series C Preferred Shares when due. In connection with a Triggering Event, each holder of Series C Preferred Shares will be able to require the Company to redeem in cash any or all of the holder’s Series C Preferred Shares at a premium set forth in the Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

There is no established public trading market for the Series C Preferred Shares and the Company does not intend to list the Series C Preferred Shares on any national securities exchange or nationally recognized trading system.

Warrants

The Warrants are exercisable immediately at an exercise price of $4.00 per share (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Registration Rights

The Unregistered Preferred Shares, the Warrants, the Unregistered Conversion Shares and the Warrant Shares have not been registered under the Securities Act. In connection with the Purchase Agreement, on September 10, 2024, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Registration Statement”) with the SEC to register for resale 200% of the Unregistered Conversion Shares and 200% of the Warrant Shares promptly following the Closing Date, but in no event later than 30 calendar days after the effective date of the Registration Rights Agreement, and to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement). The Company will be obligated to pay certain liquidated damages to the investors if the Company fails to file the Registration Statement when required, fails to file or cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Certificate of Designations, the Registration Rights Agreement and the Engagement Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Warrants, Certificate of Designations, Registration Rights Agreement and Engagement Letter, forms of which are filed as Exhibits 10.1, 4.1, 3.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Section 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated herein by reference. In connection with the issuance of the Unregistered Preferred Shares and the Warrants in the Private Placement described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The matters described in Section 1.01 of this Current Report on Form 8-K related to the Certificate of Designations under the title “Series C Preferred Shares” are incorporated herein by reference.

Item 8.01. Other Events.

On September 10, 2024, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Form of Certificate of Designations of Series C Convertible Preferred Stock
4.1	Form of Warrant
10.1	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Engagement Letter, dated September 10, 2024, by and between Synaptogenix, Inc. and GP Nurmenkari Inc.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTOGENIX, INC.

Date: September 11, 2024	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer